UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported):	October 7, 2004

COMMUNITY BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26505	33-0859354
(State or other jurisdiction of incorporation or organization)	Commission File Number:	(I.R.S.Employer Identification No.)

900 Canterbury Place, Suite 300, Escondido, California 92025
(Address of principal executive offices)

(Registrant’s telephone number, including area code)	(760) 432-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 28, 2004, Community Bancorp Inc. entered into an Agreement ot Merger and Plan of reorganization (the “Agreement”) with Cuyamaca Bank, N.A., pursuant to which, among other things, (i) Cuyamaca Bank, N.A., will merge with Community National Bank, and (ii) Community National Bank will continue as the wholly-owned subsidiary of Community Bancorp Inc.

In accordance with the Agreement, the merger was completed as of the close of business on October 1, 2004 The shareholders of Cuyamaca Bank who elected cash will receive cash for their shares based on a value of $26.68 per share; those who elected to receive stock in Community Bancorp Inc. will receive 1.0439 shares of Community Bancorp Inc. common stock for each share of Cuyamaca Bank common stock; and those who elected to receive a combination of the two will receive the appropriate allocations of the elections made. The amount of cash paid and Community Bancorp common stock issued in the merger is subject to certain allocation procedures designed to ensure that 70% of the total consideration paid to holders of Cuyamaca Bank common stock is paid in Community Bancorp common stock. Since elections were made for more than the required stock amount, Cuyamaca Bank shareholders who elected stock will be subjected to a pro-rata reduction in the amount of Community Bancorp Inc common stock they receive and will receive cash for the difference.

The transaction is valued at $27.3 million, or $26.68 per share of Cuyamaca Bank common stock, including the fair value of options outstanding (the exchange ratio for stock consideration is 1.0439 shares of Community common stock for each Cuyamaca share). The total consideration will be paid in 679,067 shares of CMBC stock and $7.4 million in cash, in accordance with the provisions of the Merger Agreement. There were no material relationships between Cuyamaca Bank, N.A., its officers, shareholders or employees and Community Bancorp Inc. and subsidiaries, its officers, shareholders or employees, other than in respect to the transaction. Funds utilized in the transaction came solely from cash held at Community Bancorp Inc.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As required by the Agreement noted in Item 2.01 above, as of the close of business on October 1, 2004, the Board of Directors of Community Bancorp Inc. elected Thomas A. Page and M. Faye Wilson, prior directors of Cuyamaca Bank, N.A. to the boards of Community Bancorp Inc. and Community National Bank.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

The Consolidated Financial Statements of Community Bancorp Inc. as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 (incorporated by reference from Community Bancorp Inc.’s 10-K Report for the year ended December 31, 2003).

The Consolidated Financial Statements of Community Bancorp Inc. as of June 30, 2004 and 2003 for the three and six months ended June 30, 2004 and 2003 (incorporated by reference from Community Bancorp Inc.’s 10-Q Report for the period ending June 30, 2004).

The Financial Statements of Cuyamaca Bank, N.A., as of (i) December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003, and (ii) June 30, 2004 and 2003 and for the three months and six months ended June 30, 2004 and 2003 (incorporated by reference from Community Bancorp Inc.’s Registration Statement on Form S-4 No. 333-117490, previously filed with the SEC).

(b)	Pro forma financial information.

Community Bancorp Inc.’s and Cuyamaca Bank, N.A.’s, Pro-Forma Combined Financial Statements (unaudited), as of June 30, 2004 (incorporated by reference from Community Bancorp Inc.’s Registration Statement on Form S-4 No. 333-117490, previously filed with the SEC).

(c) Exhibits.

2.	Agreement to Merger and Plan of Reorganization, dated June 28, 2004 (incorporated by reference from Community Bancorp Inc.’s Registration Statement on Form S-4 No. 333-117490, previously filed with the SEC).

23	Consent of Independent Accountant for Community Bancorp Inc. (incorporated by reference from Community Bancorp Inc.’s Registration Statement on Form S-4 No. 333-117490, previously filed with the SEC).

99.1	Press Release dated October 7, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2004

Community Bancorp Inc.

By:	/s/ Michael J. Perdue
Michael J. Perdue
President and Chief Executive Officer